2013-2015 PERFORMANCE STOCK UNITS
(U.S. HORIZON EMPLOYEES)

HORIZON RESTRICTED STOCK UNITS
(CONVERTED IN CONNECTION WITH ADJUSTMENT OF
TRIMAS 2013-2015 PERFORMANCE STOCK UNITS AND PERFORMANCE UNITS)
July 6, 2015
Introduction
Effective June 30, 2015, the Cequent business of TriMas Corporation (“TriMas”) was separated from TriMas through a spinoff of that business to TriMas’ stockholders, which resulted in the distribution of 100% of TriMas’ interest in Horizon Global Corporation (“Horizon”) to holders of shares of TriMas’ common stock (the “Spin-Off”). Horizon is now an independent, publicly traded company. For more information about the Spin-Off, please refer to the prospectus filed as part of the Registration Statement on Form S-1 originally filed by Horizon with the U.S. Securities and Exchange Commission on March 31, 2015, as amended (the “Prospectus”). The Prospectus is available online at www.sec.gov/edgar/searchedgar/companysearch.html.
As a result of the Spin-Off, the 2013-2015 performance stock unit award (which may be referred to in the applicable grant agreement as a “performance unit” award) outstanding as of the Spin-Off and granted by TriMas to you (the “2013 TriMas PSU Award”) pursuant to the terms of a TriMas equity incentive plan (a “TriMas Equity Plan”) and related grant agreement (the “2013 TriMas PSU Agreement”) in 2013 was converted into a restricted stock units award covering Horizon common stock, par value $0.01 per share, as of the date of, and immediately prior to, the effective time of the Spin-Off, as follows (a “2013 Horizon Replacement RSU Award”):

▪
The relative achievement of the Performance Goals (as described on Appendix A to the 2013 TriMas PSU Agreement) applicable to the 2013 TriMas PSU Award, and thus the number of performance stock units that were earned under such 2013 TriMas PSU Award, was determined as of the date of the Spin-Off (rather than at the end of the Performance Period); and

▪
The earned portion of the 2013 TriMas PSU Award was then converted into a restricted stock units award covering a number of shares of Horizon common stock to account for the effect of the Spin-Off in a manner intended to retain the same intrinsic value (subject to rounding) immediately after the Spin-Off that the earned portion of the original 2013 TriMas PSU Award had immediately prior to the Spin-Off, as reflected on the Fidelity Investments website at www.netbenefits.fidelity.com and as further described in the Prospectus.

These adjustments were made by TriMas’ Compensation Committee under the terms of the applicable TriMas Equity Plan.
Terms of 2013 Horizon Replacement RSU Award
Each 2013 Horizon Replacement RSU Award is issued under the Horizon Global Corporation 2015 Equity and Incentive Compensation Plan (the “Horizon Equity Plan”) as an Adjusted Award (as defined in the Horizon Equity Plan). Although issued under the

NAI-1500332744v6

Horizon Equity Plan, each 2013 Horizon Replacement RSU Award continues to be subject to terms and conditions substantially similar to the terms and conditions applicable to the corresponding 2013 TriMas PSU Award which it replaced, including the terms of the TriMas Equity Plan under which the 2013 TriMas PSU Award was granted, except to the extent that such terms are rendered inoperative or modified by the Spin-Off (and transactions and events reasonably associated therewith, including as described in the Prospectus) and as described below. Accordingly, for purposes of the Horizon Equity Plan and each 2013 Horizon Replacement RSU Award, the related 2013 TriMas PSU Agreement, the operative terms of the applicable TriMas Equity Plan and this document constitute the Evidence of Award and such documents are collectively referred to herein as a “2013 Horizon Replacement RSU Agreement.”
Generally, each 2013 Horizon Replacement RSU Award (and the related 2013 Horizon Replacement RSU Agreement) differs from the related 2013 TriMas PSU Award that it replaced in that each 2013 Horizon Replacement RSU Award (1) represents the right to receive shares of Horizon common stock upon the satisfaction of service-based vesting criteria set forth in this document, and (2) has otherwise been deemed modified to the extent necessary to reflect the fact that you provide services to Horizon or its subsidiaries or affiliates (and not TriMas or its subsidiaries or affiliates) and the issuer of the common stock underlying the award is Horizon (and not TriMas). In particular, the 2013 Horizon Replacement RSU Award differs from the 2013 TriMas PSU Award which it replaced including in the following ways:

1.
The 2013 Horizon Replacement RSU Award was converted into a service-based restricted stock units award covering Horizon common stock, which means that the award represents the right to receive a specified number of shares of Horizon common stock and any dividend rights with respect thereto (if applicable) upon the satisfaction of the service-based vesting criteria set forth in this document, but it is no longer subject to the achievement of the Performance Goals.

2.
References to “Performance Stock Units” (or “Performance Units,” if applicable) or “PSUs” in the 2013 TriMas PSU Agreement are deemed references to “Restricted Stock Units” or “RSUs,” respectively, and references to shares of TriMas common stock will be deemed references to Horizon common stock, as applicable.

3.
Any references to a “Performance Period,” a “Performance Measurement Period,” “performance conditions,” “performance measures,” “Performance Goals” or “performance goals,” and any modification of the number of shares subject to the award based on the same terms, are deemed no longer applicable with respect to the 2013 TriMas PSU Agreement, and Appendix A to the 2013 TriMas PSU Agreement and any references thereto are deemed deleted in their entirety. For the avoidance of doubt, any references in the 2013 TriMas PSU Agreement regarding the concept of “earning” an award (as distinguished from vesting in an award) will not apply to the 2013 Horizon Replacement RSU Award.

4.	Instead of vesting on the Settlement Date, your 2013 Horizon Replacement RSU Award will vest in full on March 1, 2016, provided that you continue to be a

Service Provider through such date. Accordingly, any unvested restricted stock units subject to the 2013 Horizon Replacement RSU Award will be cancelled and forfeited if you terminate as a Service Provider prior to March 1, 2016, except as otherwise provided in this document.

5.
Where the context requires, references in the 2013 TriMas PSU Agreement and TriMas Equity Plan to TriMas or its subsidiaries or affiliates (or their policies or administrative entities) are deemed references to Horizon or its subsidiaries or affiliates (or their policies or administrative entities), as applicable.

6.	In furtherance of the adjustments described above, Sections II.A.5 through II.A.7 of the 2013 TriMas PSU Agreement are deemed amended as set forth in Appendix A attached to this document.

Appendix A
Sections II.A.5 through II.A.7 of the 2013 TriMas PSU Agreement are deemed deleted in their entirety and replaced with the following:
“5. Termination of Services.
(a)    Any unvested RSUs subject to this Award will be forfeited if, prior to March 1, 2016, Grantee voluntarily terminates as a Service Provider, or if Grantee’s status as a Service Provider is terminated by the Corporation for any reason (other than death, Disability, or Retirement).
(b)    Notwithstanding the foregoing, if Grantee ceases to be a Service Provider prior to March 1, 2016 as a result of Grantee’s death or Disability, Grantee shall vest in a pro-rata portion of the number of RSUs, if any, that are subject to the Award as specified on the Fidelity Investments website at www.netbenefits.fidelity.com (the “Replacement RSUs”). The pro-rata percentage of the number of Replacement RSUs to be settled under Section II.A.7 shall be equal to (x) the number of Replacement RSUs, multiplied by (y) a fraction (not greater than 1), the numerator of which is the number of full calendar months Grantee was employed by or rendering services for the Corporation (or, prior to July 1, 2015, for TriMas Corporation) from January 1, 2013 through the date of Grantee’s termination, and the denominator of which is 36.
(c)    If Grantee ceases to be a Service Provider as a result of Grantee’s Retirement, the Committee may, in its discretion, permit Grantee to vest in a pro-rata portion of the Replacement RSUs, with the pro-rata percentage of the number of Replacement RSUs that vest on the date of such cessation of service due to Retirement determined in accordance with subsection (b) of this Section II.A.5.
(d)    Any Replacement RSUs that do not vest in accordance with this Section II.A.5. shall terminate and be forfeited as of the date of Grantee’s termination. Further, the Corporation retains the right to accelerate the vesting (but not the time of payment) of all or a portion of the Replacement RSUs subject to this Award, in which event a similar pro-ration determination as provided in this Section II.A.5 will be applied.
6. Change of Control. Notwithstanding anything set forth herein to the contrary, if a “Change of Control” (as defined in Appendix B) occurs prior to March 1, 2016, the Replacement RSUs shall be subject to pro-rata vesting such that the number of Replacement RSUs subject to the Award that shall become vested and nonforfeitable shall equal (x) the number of Replacement RSUs, multiplied by (y) a fraction (not greater than 1), the numerator of which is the number of full calendar months Grantee was employed or rendering services from January 1, 2013 through the date of the Change of Control, and the denominator of which is 36. Any Replacement RSUs that do not vest in accordance with the foregoing sentence shall terminate and be forfeited as of the date of the Change of Control. For purposes of this Section II.A.6, the Settlement Date shall be the date of the Change of Control.
7. Determination of RSUs Vested; Settlement. Except as set forth in Section II.A.6, this Award shall be settled by issuing to Grantee the number of shares of Stock subject to the Replacement RSUs that are vested and Grantee’s name shall be entered as the shareholder of record on the books of the Corporation with respect to such shares. This settlement shall occur between March 1, 2016 and March 15, 2016 (the “Settlement Date”). Any unvested Replacement RSUs will be canceled and forfeited. In all circumstances, the number of Replacement RSUs that vest will be rounded down to the nearest whole RSU, unless otherwise determined by the Committee.”

2013 Award
Performance Units

TRIMAS CORPORATION
2006 LONG TERM EQUITY INCENTIVE PLAN
PERFORMANCE UNIT AGREEMENT

TriMas Corporation (“Corporation”), as permitted by the TriMas Corporation 2006 Long Term Equity Incentive Plan (“Plan”), grants to the individual listed below (“Grantee”), the opportunity to earn Performance Units (“Performance Units”) in the amount designated in this Performance Unit Agreement (“Agreement”), subject to the terms and conditions of the Plan and this Agreement.
Unless otherwise defined in this Agreement or in Appendices A or B to this Agreement, the terms used in this Agreement have the same meaning as defined in the Plan. The term “Service Provider” as used in this Agreement means an individual actively providing services to the Corporation or a Subsidiary of the Corporation.
I.    NOTICE OF PERFORMANCE UNIT AWARD

Grantee:	[specify Grantee’s name]
Date of Agreement:	[month and day], 2013
Grant Date:	[month and day], 2013
Number of Performance Units in Award:	[number of shares](“Target”), subject to addition or subtraction as set forth on Appendix A depending on achievement of performance goals
Performance Measurement Period:	Beginning on January 1, 2013, and continuing through December 31, 2015
Settlement Method:	Earned and vested Performance Units will be settled by delivery of one share of Common Stock for each Performance Unit being settled

II.    AGREEMENT
A.    Grant of Performance Units. The Corporation grants to Grantee (who, pursuant to this Award is a Participant in the Plan) the number of Performance Units set forth above, subject to adjustment as provided otherwise in this Agreement (this “Award”). The Performance Units granted under this Agreement are payable only in shares of Common Stock. Notwithstanding anything to the contrary anywhere else in this Agreement, the Performance Units in this Award are subject to the terms and provisions of the Plan, which are incorporated by reference into this Agreement.

1.    Vesting. Except as otherwise designated in this Agreement, Grantee must be a Service Provider on the Settlement Date (as such term is defined in Section II.A.7 below) to be eligible to vest in, and earn, any Performance Units, and any unvested Performance Units subject to this Award will be canceled and forfeited if Grantee terminates as a Service Provider prior to the Settlement Date. Any Performance Units that remain unearned after the “Determination Date” (as such term is defined in Appendix A) will be cancelled and forfeited.
2.    Performance Goals to Earn Performance Units. Grantee will only receive shares of Common Stock related to, and to the extent that such shares are earned pursuant to, the “Performance Goals” specified in Appendix A to this Agreement.
3.    Rights of Grantee. This Award does not entitle Grantee to any ownership interest in any actual shares of Common Stock unless and until such shares of Common Stock are issued to Grantee pursuant to the terms of the Plan. Since no property is transferred until the shares of Common Stock are issued, Grantee acknowledges and agrees that Grantee cannot and will not attempt to make an election under Section 83(b) of the Code to include the fair market value of the Performance Units in Grantee’s gross income for the taxable year of the grant of this Award. Until shares of Common Stock are issued to Grantee in settlement of earned and vested Performance Units under this Award, Grantee will have none of the rights of a stockholder of the Corporation with respect to the shares of Common Stock issuable in settlement of the Performance Units, including the right to vote the shares of Common Stock, but Grantee will be eligible to receive dividends declared with respect to such Performance Units, which will be paid to Grantee on the Settlement Date with respect to the number of shares of Stock delivered to Grantee on the Settlement Date. Shares of Common Stock issuable in settlement of Performance Units will be delivered to Grantee on the Settlement Date in book entry form or in such other manner as the Committee may determine.
4.    Adjustments. The Common Stock to which the Performance Units covered by this Award relate will be subject to adjustment as provided in Article X of the Plan.
5.    Termination of Services.
(a)    Any unvested Performance Units subject to this Award will be forfeited if, prior to the Settlement Date, Grantee voluntarily terminates as a Service Provider, or if Grantee’s status as a Service Provider is terminated by the by the Corporation for any reason (other than death, Disability, or Retirement, as such term is defined in Appendix B).
(b)    Notwithstanding the foregoing, if Grantee ceases to be a Service Provider during the performance period specified in the table above (the “Performance Period”) as a result of Grantee’s death or Disability, Grantee shall receive a pro-rata portion of the number of Performance Units, if any, that are earned under Section II.A.2 due to the achievement of one or more performance measures specified in Appendix A, during the Performance Period. The pro-rata percentage of the number of the Performance Units to be earned and settled under Section II.A.7 shall be equal to (x) the amount determined under Section II.A.2 above at the end of the Performance Period, multiplied by (y) a fraction (not greater than 1), the numerator of which is the number of full calendar months Grantee was employed or rendering services from the beginning of the Performance Period through the date of Grantee’s termination, and the denominator of which is 36.
(c)    If Grantee ceases to be a Service Provider as a result of Grantee’s Retirement, the Committee may, in its discretion, permit Grantee to receive a pro-rata portion of the number of Performance Units specified in Section I above, with the pro-rata percentage of the number of Performance Units to be vested to be determined in accordance with subsection (b) of this Section II.A.5.
(d)    Any Performance Units that are not earned and do not vest in accordance with this Section II.A.5. shall terminate and be forfeited as of the date of Grantee’s termination. Further, the Corporation retains the right to accelerate the vesting (but not the time of payment) of all or a portion of the Performance Units subject to this Award, in which event a similar pro-ration determination as provided in this Section II.A.5 will be applied.
6.    Change of Control. Notwithstanding anything set forth herein to the contrary, if a “Change of Control” (as defined in Appendix B) occurs prior to the end of the Performance Period, the Performance Units shall be subject to pro-rata vesting such that the number of Performance Units subject to the Award that shall become vested and non-forfeitable shall equal (x) the Target number set forth in “Number of Performance Units in Award” in Section I, multiplied by (y) a fraction (not greater than 1), the numerator of which is the number of full calendar months Grantee was employed or rendering services following the beginning of the Performance Period through the date of the consummation of the Change of Control, and the denominator of which is 36. Any Performance Units that are not earned and do not vest in accordance with the foregoing sentence shall terminate and be forfeited as of the date of the Change of Control. For purposes of this Section II.A.6, the Settlement Date shall be the date of the Change of Control.
7.    Determination of Performance Units Earned and Vested; Settlement. Except as set forth in Section II.A.6, upon the Administrator’s certification of achievement of the achievement of the Performance Goals described in Appendix A and Grantee’s satisfaction of the vesting requirements in Section II.A.1 and Section II.A.5 above, as applicable, this Award shall be settled by issuing to Grantee the number of shares of Common Stock determined pursuant to Appendix A and Grantee’s name shall be entered as the shareholder of record on the books of the Corporation with respect to such shares. This settlement shall occur as soon as practicable following the end of the Performance Period, but in no event later than the March 15th following such Performance Period (the “Settlement Date”). Any unearned Performance Units will be canceled and forfeited. In all circumstances, the number of Performance Units earned or vested will be rounded down to the nearest whole Performance Unit, unless otherwise determined by the Administrator.
B.    Other Terms and Conditions.
1.    Non-Transferability of Award. Except as described below, this Award and the Performance Units subject to this Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Notwithstanding the foregoing, with the consent of the Administrator in its sole discretion, Grantee may assign or transfer the Award and its underlying Performance Units to a trust or similar vehicle for estate planning purposes (the “Permitted Assignee”), provided that any such assigned PSUs shall remain subject to all terms and conditions of the Plan and this Agreement, and the Permitted Assignee executes an agreement satisfactory to the Corporation evidencing these obligations. The terms of this Award are binding on the executors, administrators, heirs, successors and assigns of Grantee.
2.    Withholding. Grantee authorizes the Corporation to withhold from the shares of Common Stock to be delivered in respect of the Performance Units as payment the amount needed to satisfy any applicable minimum income and employment tax withholding obligations, or Grantee agrees to tender sufficient funds to satisfy any applicable income and employment tax withholding obligations in connection with the vesting of the Performance Units and the resulting delivery of shares of Common Stock under the Award.
3.    Dispute Resolution. Grantee and the Corporation agree that any disagreement, dispute, controversy, or claim arising out of or relating to this Agreement, its interpretation, validity, or the alleged breach of this Agreement, will be settled exclusively and, consistent with the procedures specified in this Section II.B.3., irrespective of its magnitude, the amount in controversy, or the nature of the relief sought, in accordance with the following:
(a)    Negotiation. Grantee and the Corporation will use their best efforts to settle the dispute, claim, question or disagreement. To this effect, they will consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.
(b)    Arbitration. If Grantee and the Corporation do not reach a solution within a period of 30 days from the date on which the dispute, claim, disagreement, or controversy arises, then, upon written notice by Grantee to the Corporation or the Corporation to Grantee, all disputes, claims, questions, controversies, or differences will be submitted to arbitration administered by the American Arbitration Association (the “AAA”) in accordance with the provisions of its Employment Arbitration Rules (the “Arbitration Rules”).
(1)    Arbitrator. The arbitration will be conducted by one arbitrator skilled in the arbitration of executive employment matters. The parties to the arbitration will jointly appoint the arbitrator within 30 days after initiation of the arbitration. If the parties fail to appoint an arbitrator as provided above, an arbitrator with substantial experience in executive employment matters will be appointed by the AAA as provided in the Arbitration Rules. The Corporation will pay all of the fees, if any, and expenses of the arbitrator and the arbitration, unless otherwise determined by the arbitrator. Each party to the arbitration will be responsible for his/its respective attorneys fees or other costs of representation.
(2)    Location. The arbitration will be conducted in Oakland County, Michigan.

(3)    Procedure. At any oral hearing of evidence in connection with the arbitration, each party or its legal counsel will have the right to examine its witnesses and cross-examine the witnesses of any opposing party. No evidence of any witness may be presented in any form unless the opposing party or parties has the opportunity to cross-examine the witness, except under extraordinary circumstances in which the arbitrator determines that the interests of justice require a different procedure.
(4)    Decision. Any decision or award of the arbitrator is final and binding on the parties to the arbitration proceeding. The parties agree that the arbitration award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitration award may be entered in any court having jurisdiction.
(5)    Power. Nothing contained in this Agreement may be deemed to give the arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.
The provisions of this Section II.B.3 survive the termination or expiration of this Agreement, are binding on the Corporation’s and Grantee’s respective successors, heirs, personal representatives, designated beneficiaries and any other person asserting a claim described above, and may not be modified without the consent of the Corporation. To the extent arbitration is required, no person asserting a claim has the right to resort to any federal, state or local court or administrative agency concerning the claim unless expressly provided by federal statute, and the decision of the arbitrator is a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute, unless precluded by federal statute.
4.    Code Section 409A. Without limiting the generality of any other provision of this Agreement, Section 11.9 of the Plan pertaining to Code Section 409A is explicitly incorporated into this Agreement.
5.    No Continued Right as Service Provider. Nothing in the Plan or in this Agreement confers on Grantee any right to continue as a Service Provider, or interferes with or restricts in any way the rights of the Corporation or any Subsidiary of the Corporation, which are hereby expressly reserved, to discharge Grantee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between Grantee and the Corporation or any Subsidiary of the Corporation.
6.    Effect on Other Benefits. In no event will the value, at any time, of the Performance Units or any other payment or right to payment under this Agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to employees of, or other Service Providers to, the Corporation or any Subsidiary of the Corporation unless otherwise specifically provided for in such plan.
7.    Unfunded and Unsecured General Creditor. Grantee, as a holder of the Performance Units and rights under this Agreement has no rights other than those of a general creditor of the Corporation. The Performance Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of this Agreement and the Plan.
8.    Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Michigan, notwithstanding conflict of law provisions.
9.    Clawback Policy. Any shares of Stock issued to Grantee in settlement of the Performance Units shall be subject to the Company’s recoupment policy, as in effect from time to time.
(Signature Page Follows)

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.
TRIMAS CORPORATION

Dated: [month and date], 2013	By: /s/ Joshua A. Sherbin Name: Joshua A. Sherbin Title: Vice President, General Counsel and Corporate Secretary

GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS PERFORMANCE UNIT AGREEMENT, NOR IN THE CORPORATION’S 2006 LONG TERM EQUITY INCENTIVE PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE CORPORATION OR ANY PARENT OR SUBSIDIARY OF THE CORPORATION, NOR INTERFERES IN ANY WAY WITH GRANTEE’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE GRANTEE’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.
BY CLICKING THE “ACCEPT” BUTTON BELOW, GRANTEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT GRANTEE IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. GRANTEE ACCEPTS THIS PERFORMANCE UNIT AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE PLAN. GRANTEE HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY. GRANTEE AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD.

APPENDIX A
TO
PERFORMANCE UNIT AGREEMENT

PERFORMANCE GOALS FOR PERFORMANCE UNIT AWARD

The actual number of Performance Units earned by Grantee will be determined by the Committee by the March 1st following the end of the Performance Period (“Determination Date”), using data as of, and including, December 31, 2015 under the rules described below. Any Performance Units not earned as of the Determination Date will be canceled and forfeited.

1.    The actual number of shares of Common Stock delivered to Grantee in settlement of the Performance Units earned under this Agreement will be determined based on actual performance results, i.e., EPS CAGR and Cash Generation, as described below, subject to Section II.A.1 of the Agreement.

2.    The Performance Units subject to this Award are earned based on the achievement of specific performance measures over the Performance Period (i.e., January 1, 2013 through December 31, 2015), and determined on the Determination Date.

3.    The Performance Units subject to this Award that will actually be earned will be based on the achievement of the following performance measures:

(A)	a measure tied to an earnings per share compounded annual growth rate (“EPS CAGR”); and

(B)	a measure tied to Cash Generation.

4.    The performance measures are weighted as follows:

(A)	EPS CAGR = 75%; and

(B)	Cash Generation = 25%.

5.    For purposes of the performance measures:

(A)
“EPS CAGR” means the cumulative average growth rate during the Performance Period of the diluted earnings per share from continuing operations as reported in the Corporation’s Income Statement within the applicable Form 10-Q and Form 10-K, plus or minus special items that may occur from time-to-time that the Administrator believes should adjust the as-reported results for measurement of performance; and

(B)
“Cash Generation” means the Corporation’s cash flow from operating activities less capital expenditures during the Performance Period, as reported in the Corporation’s Cash Flow Statement with the applicable Form 10-Q and Form 10-K, plus or minus special items that may occur from time-to-time, divided by the Corporation’s three-year income from continuing operations as reported in the Corporation’s Income

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Statement within the applicable Form 10-Q and Form 10-K, plus or minus special items that may occur from time-time-time.

6.    The portion of the Performance Units subject to this Award that are tied to achievement of EPS CAGR will be determined in accordance with the table below, with the total value of such portion of this Award determined based on the level of EPS CAGR that is achieved:

EPS CAGR %	Award Payout (Reflected as % of Performance Units Subject to EPS CAGR)
4.0	30%
6.3	40%
8.7	50%
10.4	67%
12.7	83%
15.0	100%
16.1	125%
17.3	150%
18.7	175%
21.2	200%
24.0	250%
There will be pro rata allocations between the achievement of EPS CAGR percentage levels, i.e., there will be interpolation between the specified EPS CAGR percentage levels.
The table above provides that the achievement of EPS CAGR of 15.0% is the target level, i.e., at that level, 100% of the Performance Units subject to this Award that are allocated to the EPS CAGR performance measurement will be earned.
7.    The portion of the Performance Units subject to this Award that are tied to achievement of Cash Generation will be determined in accordance with the table below, with the total value of such portion of this Award determined based on the level of Cash Generation that is achieved:

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Target (Cash Generation %)	Award Payout (Reflected as % of Performance Units Subject to Cash Generation)
30%	50%
37%	60%
44%	70%
51%	80%
58%	90%
65%	100%
70%	120%
75%	140%
80%	160%
85%	180%
90%	200%
There will be pro rata allocations between the achievement of Cash Generation percentage levels, i.e., there will be interpolation between the specified Cash Generation percentage levels.
The table above provides that the achievement of Cash Generation of 65% is the target level, i.e., at that level, 100% of the Performance Units subject to this Award that are allocated to the Cash Generation performance measurement will be earned.

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APPENDIX B
TO
PERFORMANCE UNIT AGREEMENT
For purposes of this Agreement:

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

A “Change of Control” shall be deemed to have occurred upon the first of the following events to occur:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (the “Incumbent Board”); provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(iii) there is consummated a merger, consolidation, wind-up, reorganization or restructuring of the Company with or into any other entity, or a similar event or series of such events, other than (A) any such event or series of events which results in (1) the voting securities of the Company outstanding immediately prior to such event or series of events continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 51% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after

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such merger or consolidation and (2) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) any such event or series of events effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 51% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

Notwithstanding the foregoing, (A) a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (B) if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a “Change of Control” shall be deemed to have occurred only if a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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“Retirement” means termination of Service with the consent of the Committee on or after age 55, or any other definition established by the Corporation’s Compensation Committee, in its discretion, either in any Award or in writing after the grant of any Award, provided that the definition of Retirement with respect to the timing of payment (and not merely vesting) of any Award subject to Code Section 409A cannot be changed after the Award is granted.

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